 EXHIBIT 99.1

Renavotio Announces 2020 Annual Results

Possible Increased Business Pipeline - Potential Revenue Over the Next 12 Months

Tulsa, OK – Accesswire - April 15, 2021 — Renavotio, Inc. (OTCQB: RIII) (the “Company”), a holding company focused on infrastructure opportunities including personal protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries, today announced the Company’s financial results for the year ended December 31, 2020.

Key Financial Highlights for 2020

•	Revenue of $4.1 million, of which $2.1 million was generated in the fourth quarter

•	Gross profit of $0.7 million

Key Business Highlights for 2020

•	Successfully merged into publicly-traded entity and listed onto OTCQB

•	Acquired Renavotio Infratech, Inc.

•	Through Renavotio Infratech, acquired Utility Management Corp and its subsidiaries, Utility Management & Construction, LLC and Cross-Bo Construction, LLC

•	Developed sales and logistics in connection with the procurement and delivery process of our Personal Protective Equipment (“PPE”) products

•	Expanded marketing plans with Kevin Harrington who is a principal in Cicero Transact and on our Advisory Board

•	Secured production of PPE to supply third parties with masks, gloves and gowns, reducing the chance of counterfeit products being substituted for original manufactured products

•	Sold non-preforming overseas subsidiaries reducing operating cost and legacy debt.

Management Commentary

Billy Robinson, Renavotio’s Chief Executive Officer, commented: “While we are pleased with our revenue growth to $4.1 million, 2020 was very much a set-up year for us, as we laid the groundwork to be in a position where we believe we can potentially ramp our revenue growth in 2021 and beyond. Our merger to become a publicly-listed company and expanded investor relations and social media platforms potentially improve our visibility and access to capital for future growth. Our new corporate name, Renavotio, Inc., means “reborn or renew” in Latin, to better illustrate our current business operations, most significantly our infrastructure services as our tag line is renew and revitalize our infrastructure.”

Mr. Robinson continued: “Our Utility Management & Construction business provides us a stable platform with potentially solid and predictable revenue and margins. Our emerging entrance into the PPE sector is exciting and we are well-positioned to capture market share. Our PPE business was a major contributor to revenue, especially in the fourth quarter, and we are excited for potential growth opportunities in front of us. Our team and strategic partners continue to identify additional new client prospects. We look forward to reporting our progress on all of these fronts, as we continue to improve our communications and transparency with all shareholders.”

1

Subsequent to the End of 2020

•	Signed strategic partnership with VerifyMe, Inc., (NASDAQ:VRME) to add anti-counterfeiting, track and trace and brand protection solutions to PPE; appointed non-exclusive global preferred sales representative to promote, market, distribute and sell VerifyMe products as an enhancement to our PPE products (“PPE”), including face masks, gloves, gowns, goggles, and face shields, to ensure the authenticity and origin of our PPE

•	Entered into Master Distribution Agreement with Resgreen Group International, Inc., (OTC:RGGI), a leading mobile robotics company, to market and handle all of the logistical functions such as order processing, shipping, billing and collections for the Wanda SD/SA, disinfecting robot

•	Secured a $2.15 million initial purchase order from a PPE supplier for boxes of surgical gloves, which order is subject to the buyer’s product inspection and final 60% payment

•	Secured an additional $1.8 million purchase order from a PPE medical distributor for surgical gloves, the order is subject to the buyer’s product inspection and final payment

Over the next 24 months, Renavotio will attempt to expand its business and service offerings, by:

•	Expand Infrastructure Services, developing relationships with municipalities, utilities, and construction companies

•	Through Cross-Bo, should it be successful in is planned rollout of 5G mobile telecommunications services, develop and market those 5G services through an expanded geographic area, initially into Kansas and Missouri

•	Capitalize on infrastructure expansion projects in Oklahoma. Capitalize on 5G expansion in the Midwest to provide Wi-Fi internet to the rural areas of the Midwest

•	Acquire private companies in the Infrastructure Services area

•	Seek strategic partnerships and/or revenue sharing opportunities in the niche infrastructure technology solutions area

Financial Results for the Year Ended December 31, 2020:

Revenue for the year ended December 31, 2020 was $4.1 million, an increase of $3.9 million, compared to $0.2 million, for the year ended December 31, 2019. The increase in revenue is primarily related to the acquisitions of Infratech and Utility Management Corp. in 2020. For 2020, revenue consisted of $3.1 million from Personal Protective Equipment, $0.4 million from Construction, $0.5 million from Management and $0.06 million from Repair & Maintenance.

Gross profit for the year ended December 31, 2020 was $0.65 million, an increase of $0.54 million, compared to $0.1 million, for the year ended December 31, 2019. The resulting gross margin was 15.9% for the year ended December 31, 2020, which is not comparable to the year ended December 31, 2019 because of the acquisitions of Infratech and Utility Management Corp. in 2020.

2

General and administrative expenses were $2.1 million for the year ended December 31, 2020, an increase of $0.4 million, compared to $1.7 million for the year ended December 31, 2019.

Depreciation expense was $0.1 million for the year ended December 31, 2020, compared to $0 for the year ended December 31, 2019.

Operating loss for the year ended December 31, 2020 was $1.6 million, which was consistent with the year ended December 31, 2019.

Net loss for the year ended December 31, 2020 was $1.76 million, an increase of $0.31 million, compared to $1.45 million for the year ended December 31, 2019. The resulting loss per share for the year ended December 31, 2020 was ($0.02) per share, compared to ($0.02) per share for the year ended December 31, 2019.

About Renavotio, Inc.

Renavotio, Inc. (OTCQB: RIII) focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries.

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO) is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, data, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom-line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com

For additional information on Renavotio, please click: www.renavotio.com

3

Forward Looking Statement

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, capital markets, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, or results of operations. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:

Renavotio, Inc.

601 South Boulder Ave.

Suite 600 Tulsa, OK 74119

Email Contact: brobinson@renavotio.com

Telephone: 1-888-928-1312

Skyline Corporate Communications Group, LLC

Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: 646-893-5835

Email: lisa@skylineccg.com

ClearThink

Email Contact: nyc@clearthink.capital

Telephone: 917-658-7878

4